Exhibit 99.1

StemGen Inc.

8945 W. Russell Rd., Ste. 320

Las Vegas NV 89052

December 10, 2012

Amasys Corporation

6462 Little River Turnpike, Suite E

Alexandria, Virginia 22312
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Attention: C.W. Gilluly, Ed.D.

Re: Business Combination Transaction

Dear Mr. Gilluly:

This letter of intent (this "Letter") sets forth certain understandings and agreements between StemGen Inc., a Nevada Corporation ("StemGen"), and Amasys Corporation, a Delaware corporation ("Amasys"), concerning a proposed business combination involving StemGen and Amasys (the "Transaction").

The parties agree that this Letter sets out the general terms and conditions of the Transaction, subject to specific terms and conditions that will be set forth in definitive agreements by and between StemGen and Amasys (the "Definitive Agreements"). The objective of the Definitive Agreements will be to, among other things, (i) transfer all of the intellectual property rights and operations of StemGen into the direct ownership and control of Amasys, (ii) transfer all of the equity interests of StemGen into the direct ownership and control of Amasys.

1.               Principal Terms.

1.1	Proposed Structure; Capitalization. Annex A attached hereto sets forth (i) the proposed structure for the Transaction, (ii) the current capitalization of Amasys, and (iii) the projected pro forma capitalization of Amasys immediately following the completion of the StemGen Inc. Transaction, (the "Closing").

1.2	Timing. The parties agree to negotiate and enter into the Definitive Agreements as soon as reasonably practicable following the filing of a Second Amended and Restated Certificate of Incorporation of Amasys with the Delaware Secretary of State giving effect to the Reverse Stock Split (as defined in Annex A). Accordingly, the parties agree to (i) file a Preliminary Information Statement on Schedule 14C with the Securities and Exchange Commission (the "SEC"), no later than February 10, 2013, and (iii) to effect the Closing no later than 180 calendar days following the filing of the Amended and Restated Charter with the Delaware Secretary of State.

1.3	Cash Payment. In connection with the Transaction, StemGen will pay Amasys an amount in cash equal to $325,000 on or before the Closing. Amasys will use the funds to pay all of its outstanding liabilities on or before closing. An initial 10% non-refundable deposit will be made by StemGen upon the signing of this LOI.

1.4 Name Change. The board of Directors of AMAS will change the name of the corporation to StemGen Inc.

2. Representations, Warranties and Agreements.

2.1 In the Definitive Agreements, Amasys will represent, warrant and agree that:

2.1.1 At the Closing, Amasys will be an SEC reporting company whose shares of common stock, par value $0.01 per share ("Common Stock"), trade on the Over-the-Counter Bulletin Board (the "OTCBB"). At the Closing, Amasys will have (i) 20,000,000 shares of Common Stock authorized, of which approximately 14,669,210 shares will be issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which no shares will be issued and outstanding.

2.1.2 The minute books of Amasys are maintained by Amasys and contain materially accurate summary records of all meetings and written consents to action of Amasys' stockholders, the Board and all committees, if any, appointed by the Board. Amasys is materially compliant with the Sarbanes–Oxley Act of 2002, as amended, and current with all of its SEC filings.

2.1.3 Prior to the Closing, Amasys will not issue any Preferred Stock, or grant any rights to issue any Preferred Stock, without prior written approval from the Managing Member of StemGen.

2.1.4 Prior to the Closing, Amasys will not issue any shares of Common Stock, or grant any rights to issue any shares of Common Stock, without prior written approval from the Managing Member of StemGen.

2.1.5 Amasys has approximately 412 record stockholders who own 14,669,210 shares of Common Stock on an as-converted and fully diluted basis. At Closing, Amasys will provide StemGen with (i) an executed resolution of the Board approving the Transaction, and (ii) any stockholder consents, if any, required to complete the Transaction.

2.1.6 Amasys will operate its business, if any, prior to the Closing in the ordinary course of business consistent with past practice. Upon the completion of Amasys' purchase of all of the membership interests of StemGen, all then-existing members of the Board and officers of Amasys will resign.

2.1.7 All directors and executive officers of Amasys (the "Insiders") collectively own 12,504,324 shares of Common Stock on an as-converted and fully diluted basis. The insiders will collectively execute a new 12 month lock-up agreement subject to the current version of SEC rule 144.

2.1.8 Amasys will have filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the 12 months preceding the Closing.

2.1.9 The Definitive Agreements will contain customary representations, warranties, indemnifications, acknowledgements and agreements, in addition to those contained in this Section 2.

3.	Due Diligence. During the period from the date hereof until the close of business on the 14th day thereafter and prior to the execution of the Definitive Agreements (the “Due Diligence Period”), each party will conduct its due diligence review of the affairs and business of the other parties. During the Due Diligence Period, each party will grant the requesting party access during normal business hours as may be reasonably requested to the properties, books, accounts and records of such party and will cause such party’s representatives to furnish the requesting party such financial, operating and other information relating to the party as the requesting party may reasonably request. Each party will commence its due diligence examinations of the other party promptly following execution of this Letter by Amasys. For the avoidance of doubt, a satisfactory completion by any of the parties of a due diligence review of the affairs and business of the other party will not be a condition precedent to the Closing.

4.	Conditions Precedent. The Closing will be conditioned upon the completion of the following:

4.1	Execution of the Definitive Agreements by StemGen and Amasys, unless agreed otherwise in writing by both Parties;

4.2 The completion of each of the transactions described in Annex A attached hereto;

4.3 Payment of the Cash Payment by StemGen to Amasys;

4.4	StemGen receipt of resolutions from the Board of Directors of Amasys approving (i) the Transaction, (ii) execution of the Definitive Agreement, and (iii) filing of a Form 8-K to announce a change in control of Amasys;

4.5	There being no order, ruling, judgment or decree in effect, including any regulatory agency, which would enjoin or prohibit the Transaction;

4.6	Amasys will have no liabilities exceeding the sum of (i) the cash of Amasys and (ii) the Cash Payment;

4.7 Amasys will have no outstanding unresolved SEC issues;

4.8 Amasys will have no operating business;

4.9	StemGen's receipt of resignations of all directors and officers of Amasys in office immediately prior to the completion of Amasys' purchase of all of the Common Stock of StemGen (with the exception of C.W. Gilluly, who will remain a director); and

4.10	Amasys having no disagreements with its independent auditors or legal counsel.

5. Closing and Standstill.

5.1	The parties will use their reasonable best efforts to complete the Transaction by no later than 180 calendar days following the filing of the Amended and Restated Charter with the Delaware Secretary of State. At the Closing, the parties will deliver such documentation as may be reasonably requested by the other party’s counsel to effect the Transaction.

5.2	Until the earlier of the Closing and the termination of this Letter in accordance with the terms hereof, or until otherwise mutually agreed to by the parties in writing, the parties agree as follows:

5.2.1	Amasys hereby agrees to take all necessary steps to ensure that it will not incur any material liabilities.

5.2.2	StemGen and Amasys hereby agree to work together and take all necessary steps to file Amasys’ Form 10-K and/or “Super 8K” prior to the Closing.

5.2.3	No events will have occurred that individually or in the aggregate have a material adverse effect on the business or financial condition of StemGen or Amasys.

5.2.4	There will have been received all material governmental and regulatory approvals and any material consents from third parties necessary to complete the Transaction;

5.2.5	The parties will provide each other party and its representatives access to financial and other information relating to such party as may be reasonably requested.

5.2.6	None of StemGen or Amasys will encumber Amasys with any additional debt, other than that outlined in Annex A.

6. Termination.

StemGen and Amasys agree that this Letter will be automatically terminated if the Amended and Restated Charter has not been filed with the Delaware Secretary of State before or on January 10, 2013 and will be of no further affect on the parties thereafter unless they mutually agree in writing to the term of this Letter. Notwithstanding the immediately preceding sentence, any party may terminate this Letter by providing written notice of such termination to the other parties.

7. Expenses.

All expenses incurred in connection with the Transaction will be the responsibility of the party incurring such expense, unless otherwise stipulated in this Letter.

8. No Third Party Rights; Assignment.

Nothing in this Letter will create or be deemed to create any rights in any person or entity not a party to this Letter. No assignment of this Letter or of any rights or obligations hereunder may be made by StemGen or Amasys (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment without such required consent will be void.

9. Confidentiality

Prior to the Closing, without the prior written consent of the other parties, neither StemGen nor Amasys will, and each will cause its equity owners and affiliates controlled by it not to, disclose to any person (other than their respective stockholders, directors, officers, employees, advisors and representatives that need to know ("Representatives")) any information relating to the terms and conditions of this Letter or the Transaction or that there may be discussion or negotiations with respect to the Transaction or the status thereof. Each party will direct its Representatives to keep all such information in strict confidence; provided, that each person may disclose such matters to the extent it determines that such disclosure may be required by law or legal process.

10. Exclusivity.

Amasys hereby agrees that during the Due Diligence Period (i) Amasys will not, and will cause its respective affiliates and its and their respective representatives not to, directly or indirectly, engage in discussions or negotiations with, or provide any information to, any person or entity other than StemGen and their representatives, concerning any transactions involving a substantial equity investment in, recapitalization of or change in control of Amasys (whether pursuant to a tender or exchange offer, a stock or asset sale or a merger, consolidation or any other form of transaction) or any other transaction which would be inconsistent with or frustrate the Transaction and (ii) Amasys will, and will cause its representatives to, negotiate exclusively with StemGen in respect of any such transaction.

11. Legally Binding Commitment.

Except for Sections 3 (Due Diligence Reviews), 7 (Expenses), 9 (Confidentiality), 10 (Exclusivity), 11 (Legally Binding Commitment) and 12 (General Provisions), which are intended to be legally binding, this Letter is a statement of mutual intention and does not constitute a binding obligation to effect the Transaction. Without limiting the foregoing, the failure of the parties to enter into the Agreement in and of itself will not be construed as a breach of this Letter by any party hereto. A legally binding obligation with respect to the Transaction will arise only upon execution and delivery of the Agreement, and then only on the terms and subject to the conditions contained therein.

12. General Provisions.

No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. No document or other action purporting to have been signed on behalf of or to bind either party will be operative for purposes of this Letter unless it is in writing and is signed by an officer of the appropriate party. The provisions of this Letter that are legally binding will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation any person acquiring a majority of the outstanding securities of either of us entitled to be voted in the election of directors. The parties acknowledge and agree that money damages would not be a sufficient remedy for any violation of the binding terms of this Letter and, accordingly, each party will be entitled to specific performance and injunctive relief as remedies for any violation, in addition to all other remedies available at law or equity.

Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Letter or the Transaction may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, County of Fairfax. Each of the parties consents to personal jurisdiction in any action brought in any federal or state court within the Commonwealth of Virginia, County of Fairfax, having subject matter jurisdiction in the matter for purposes of any action arising out of this letter and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. This letter will be governed by and construed in accordance with the laws of the State of Virginia without giving effect to the principles of conflict of laws thereof.

{Signature page to follow}

If the foregoing accurately describes your present intention and understanding with respect to the Transaction, please so indicate by signing this letter and returning it to the undersigned, whereupon it will become subject to the terms hereof, our binding obligation to the extent provided herein.

Sincerely,

StemGen Inc.

By:____/s/ Joseph Williams______

Joseph L. Williams, M.D.

President/CEO

Accepted as of December 11, 2012:

AMASYS CORPORATION

By:___/s/_C.W. Gilluly_______________________

C.W. Gilluly, Ed.D.

President, Chief Executive Officer

and Chief Financial Officer

Annex A

Proposed Structure for the Transaction

Structure

Step 1 – Amasys to (i) effect a 1-for-80 reverse stock split of its Common Stock to bring the total number of issued and outstanding shares of Common Stock from 14,669,210 to approximately 183,365 (the "Reverse Stock Split").

  Amasys to file an Information Statement on Schedule 14C with the SEC (indicating the Reverse Stock Split is already approved by written consent and proxies are not being solicited) (the "Information Statement")
  The Information Statement will be subject to SEC review and comment
  Stockholders will not receive consideration for fractional interests in the Reverse Stock Split (fractional interests instead will be rounded to the nearest whole share)
  Amasys to bear the costs and expenses of the Reverse Stock Split (including, without limitation, attorney’s fees, transfer/exchange agent fees, printing and issuance of new stock certificates, etc.) (collectively, the "Reverse Split Expenses")

Step 2 – Amasys to enter into an Asset Purchase Agreement with StemGen whereby it purchases all IP rights and operations in exchange for (i) 9,000,000 shares of Common Stock, and (ii) $325,000 in cash (in order for Amasys to pay all accounts payable and stockholder loans)

•	Shares of Common Stock to be unregistered and issued in a private placement under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Reg. D, Rule 506
•	New Amasys Employees entitled to resales under Rule 144

Step 3 – Upon completion of the Transaction, Amasys Corporation will amend and restate the Company's Charter to change the Company's name to "StemGen Inc."

Amasys Capitalization

Current
Current Amasys Stockholders	14,669,210	100.0%
Total:	14,669,21	100.0%
Post Split total:	183,365	100.0%

Post-Closing
StemGen	9,000,000	98.00%
Public Float	183,365	2.00%
Total:	9,183,365	100.00%